040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number **20120873112-17**
	Filing Date and Time **12/27/2012 4:45 PM**
	Entity Number **E0663022012-1**

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	SONGBIRD DEVELOPMENT INC
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Business Services (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value:* 75,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) IGOR KASPRUK (Name) 108 Dnipropetrovska doroha street,apt 110, (Street Address) — Odesa, Ukraine (City) — (State) — 65000 (Zip Code) 2) (Name) (Street Address) — (City) — (State) — (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* all legal purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	IGOR KASPRUK (Name) — X [signature] (Incorporator Signature) 108 Dnipropetrovska doroha street,apt 110, (Address) — Odesa,Ukraine (City) — (State) — 65000 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — 12-27-12 (Date)

This form must be accompanied by appropriate fees.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of SONGBIRD DEVELOPMENT INC.
Name of Represented Business Entity

I, NEVADA BUSINESS SERVICES am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 12-27-12 (Date) I accepted the appointment as registered agent for the above named business entity.

X Ellen Ramsey
Authorized Signature of R.A. or On Behalf of R.A. Company

12-27-12
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10